Exhibit 10.4

Share Purchase Agreement

THIS AGREEMENT made as of June 1, 2004

BETWEEN:

                  Maxwell Thomas and Michael Sullivan, of Brisbane,
                  Australia

                  (the "Vendor")

                                    - and -

                  Maximum Awards, Inc. of Nevada, USA

                  (the "Purchaser")

WHEREAS, the Vendor is the registered and beneficial owner of all of the issued and outstanding shares (the "Purchased Shares") in the capital stock of Travel Easy Pty, Ltd. (the "Corporation");

AND WHEREAS, the Vendor wishes to sell the Purchased Shares to the Purchaser and the Purchaser agrees to purchase the Purchased Shares from the Vendor in accordance with the terms and conditions of this Agreement;

THIS AGREEMENT WITNESSES, that in consideration of the covenants, agreements, warranties and payments herein set out and provided for, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                       PURCHASED SHARES AND PURCHASE PRICE

..1       Subject to the terms and conditions  hereof,  the Vendor agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor the Purchased Shares.

..2       The  purchase  price  payable  to the  Purchaser  to the Vendor for the purchased Shares shall be $1.00 and shall be payable on closing by cash or certified cheque.

..3       The Purchaser agrees to assume all liabilities reflected in exhibit A.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

2.1 The Vendor covenants, represents and warrants as follows and acknowledges that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased
Shares:

         (a) The Corporation has been duly incorporated and is organized, validly subsisting and in good standing under the laws of the Province of Queensland, Australia.

         (b) The Corporation is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned or leased by it makes such a qualification necessary.

         (c) The authorized capital of the Corporation consists of fifty thousand common shares and no preference shares of which fifty thousand common shares has been duly issued and is outstanding as fully paid and non-assessable in favour of the Vendor.

         (d) No person, firm or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option for the purchase from the Vendor of any of the Purchased Shares.

         (e) No person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement, including convertible securities, warrants or convertible obligations or any nature, for the purchase, subscription, allotment of issuance of any of the unissued shares in the capital of the Corporation or of any securities of the Corporation.

         (f) The Vendor is the registered and beneficial owner of the Purchased Shares, with good and marketable title thereto, fee and clear of any pledge, lien, charge, encumbrance or security interest of any kind and the Vendor has the power and authority and right to sell the Purchased Shares in accordance with the terms of this Agreement.

         (g) The books and records of the Corporation fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Corporation as of the date thereof and all material financial transactions of the Corporation relating to its business have been accurately recorded in such books and records.

         (h) The corporate records and minutes of the Corporation contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since incorporation of the Corporation held since incorporation of the Corporation, all such meetings were duly called and held, the share certificate books, register of shareholders, register of transfers, and register of directors of the Corporation are complete and accurate and all exigible tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

         (i) There are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of taxes, governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

         (j) The Corporation has no loans or indebtedness outstanding which have been made to directors, former-directors, officers, shareholders and/or employees of the Corporation or to any person or corporation not dealing at arms length with any of the foregoing.

         (k) The Corporation has good and marketable title to its assets, free and clear of any and all claims, liens, encumbrances and security interests whatsoever.

         (l) The Corporation has no subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the time of closing acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

         (m) Up to the time of closing there has been no change and will have been no change in the business, operations, affairs or condition of the Corporation, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God or otherwise, except changes occurring in the ordinary course of business, which changes have not adversely affected and will not adversely affect the organization, business, properties, prospects and financial condition of the Corporation.

         (n) All receivable recorded on the books of the Corporation are bona fide and good and do not include any work in progress and, subject to an allowance for doubtful accounts taken in accordance with generally accepted accounting principles, are collectable without set off or counterclaim.

         (o) All vacation pay, bonuses, commissions and other emoluments are reflected and have been accrued in the books of account of the Corporation.

         (p) The Corporation has duly and timely filed all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof. The Canadian federal income tax liability of the Corporation has been assessed by Revenue Canada for all fiscal years to the date hereof. Adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation. There are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of taxes, governmental authority relating to taxes, governmental charges or assessments asserted by any such authority. The Corporation has withheld from each payment made to any of its present or former officers, directors, and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable tax legislation.

         (q) The business of the Corporation has been and will be carried on in the ordinary and normal course up to the time of closing.

         (r) The Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class except as recorded in its books and records, and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so.

         (s) The Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

         (t) The Corporation is not a party to any written or oral employment, service or pension agreement.

         (u) The Corporation does not have any outstanding agreement (including employment agreements), contract or commitment, whether written or oral, of any nature or kind whatsoever other than as disclosed under this agreement.

         (v) The Corporation is not in default or breach of any contracts or agreements (written or oral), or indentures or other instruments to which it is a party and there exists no state of facts which after notice or lapse of tine or both would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and the Corporation is entitled to all benefits thereunder except as otherwise disclosed herein. The Corporation is under no obligation in respect of its business which the Corporation cannot reasonably be expected to fulfill in the ordinary course of its business.

         (w) There are not material liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement other than:

                  (i) liabilities disclosed on, reflected in or provided for in the financial statements of the Corporation.

                  (ii)     liabilities   disclosed   or   referred  to  in  this
         Agreement; and

                  (iii) liabilities arising solely due to actions of the Purchaser.

2.2 The covenants, representations and warranties of the Vendor contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and, notwithstanding such closing, or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser for a period of three (3) years following closing of the transaction provided for herein after which time the Vendor shall be released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by the Purchaser in writing prior to the expiration of such period.

                                    ARTICLE 3
                              CONDITIONS OF CLOSING

3.1. The sale and purchase of the Purchased Shares are subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled or performed at or prior to closing:

         (a) The covenants, representations and warranties of the Vendor contained in Article 2 hereof, shall be true and correct as of the date hereof, and shall be true and correct on and as of closing with the same force and effect as though such covenants, representations and warranties had been made on and as of such date.

         (b) The Vendor shall have delivered to the Purchaser the corporate records, minute book, share certificates, seal and any other corporate records relating to the Corporation and any and all records relating to the Corporation or its business whatsoever which are in his possession.

         (c) If required by the Purchaser, the Vendor shall deliver to the Purchaser resignations in its capacity as an officer and director of the Corporation and shall also deliver resignations of any of its nominees.

         (d) At the closing date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition of business of the Corporation from that shown in its most recent financial statements.

                                    ARTICLE 4
                                 INDEMNIFICATION

4.1. The Vendor agrees to indemnify and save harmless the Purchaser and the Corporation of and from any loss whatsoever arising out of, under or pursuant to:

         (a) any material loss suffered by the Purchaser or the Corporation as a result of any breach or inaccuracy of representation, warranty or covenant contained in this Agreement; and

         (b) all claims, demands, costs and expenses reasonably incurred in respect of the foregoing.

                                    ARTICLE 5
                                     GENERAL

5.1. The closing shall take place at 11 o'clock a.m. on 7 June 2004 at the address of the Purchaser.

5.2. Each of the parties hereto will from time to time at the other's request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may require to more effectively complete any matter provided for herein.

5.3. Any notice, direction or instrument required or permitted to be given to the Vendor hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Vendor at the address of the Vendor first above mentioned.

5.4. Any notice, direction or other instrument required or permitted to be given to the Purchaser hereunder shall be in writing and may be given by mailing the same postage prepaid, or delivering the same addressed to the Purchase at the address of the Purchaser first above mentioned.

5.5. Any notice, direction or other instrument aforesaid, if delivered shall be deemed to have been given or made on the date of which it was delivered or it mailed shall be deemed to have been given or made on the third business day following the day on which it was mailed.

5.6. The Parties may change their addresses for service from time to time by notice given in accordance with the foregoing.

5.7.     Time shall be of the essence of this Agreement.

5.8. This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the partes and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

5.9. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Queensland, Australia.

5.10. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns.

5.11. The parties acknowledge that the recitals herein are true and correct in all material respects.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



___________________________________          ___________________________________
Witness                                      Max Thomas, Vendor


___________________________________          ___________________________________
Witness                                      Maximum Awards, Inc., Purchaser